AMENDMENT NO. 3
                                       TO
                        TECHNICAL COLLABORATION AGREEMENT


         AGREEMENT made as of the 1st day of March, 1996, between Uniroyal Technology Corporation ("UTC") and Okamoto Industries, Inc. ("OKAMOTO").

                                    Recitals

         OKAMOTO entered into a Technical Collaboration Agreement dated June 8, 1988, with Uniroyal Plastics Company, Inc. ("PLASTICS"), which was thereafter amended by Amendment No. 1, dated January 21, 1992, and Amendment No. 2, dated July 31, 1992 (collectively the "Agreement"). The Agreement was assigned by PLASTICS with the consent of OKAMOTO to Uniroyal Engineered Products, Inc. which has been merged into UTC. The parties desire to further amend the Agreement.

         In consideration of the covenants hereinafter set forth, it is agreed as follows:
         1. The Agreement is amended in inserting  after the second  sentence of
Section 5 the following sentence: "The UTC fiscal year shall be the twelve month period ending on the Sunday following the last Friday in September of each year."

         2. The second sentence of Section 5 of the Agreement, as previously amended, is hereby deleted and the following is substituted therefor effective from January 1, 1996:


                 "During each UTC fiscal year, Royalties shall be in an amount equal to the percentage of the total revenues from the sales of Licensed Products as follows: (a) sales to Japanese Auto Manufacturers - 3%; and (b) sales to Auto Manufacturers and Manufacturers - 1%"

         3. The third sentence of Section 5 of the Agreement is amended by adding after the terms "Japanese Manufacturers, Auto Manufacturers" the words "and Manufacturers".

         4. Section 11 of the Agreement is hereby amended by adding a second paragraph to read as follows: "OKAMOTO will provide UTC with technical information about Licensed Products for sale to Auto Manufacturers and Manufacturers, will provide technical education for production of such products at UTC's plants and will support UTC's sales efforts to such manufacturers."
         5. Section 13 of the Agreement is hereby amended in its entirety and the following is substituted: "This Agreement shall have a term expiring on September 28, 2003."

         6. Except as modified and amended herein, the Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties have, by their duly authorized representatives, executed this Agreement as of the day and year first above written.

                                               UNIROYAL TECHNOLOGY CORPORATION


                                                By:  /S/ Robert L. Soran
                                                     ------------------------
                                                Title:     President



                                                OKAMOTO INDUSTRIES, INC.


                                               By:   /S/
                                                     ------------------------
                                               Title:      President